UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 28, 2009

Commission File Number 0-27958

FLANDERS CORPORATION

(Exact name of registrant as specified in its charter)

North Carolina	13-3368271
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

2399 26th Avenue North, St. Petersburg, Florida	33713
(Address of principal executive offices)	(Zip Code)

(727) 822-4411

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement

On January 28, 2009, the registrant executed a formal employment agreement with John Oakley, our Chief Financial Officer. The agreement has a three (3) year term, commencing on January 28, 2009 and expiring on January 27, 2012. The agreement provides for an annual base salary of $200,000.

Executive will be entitled to receive a bonus of 50% of base salary upon meeting targets established and agreed to by our Chief Executive Officer after consultation with the Executive. The bonus shall be paid within 14 days of the achievement of the performance criteria.

In the event of a change of control, Mr. Oakley is entitled to a lump sum payment equivalent to one (1) times his then current base salary and aggregate bonus payments paid to him for the previous four (4) quarters.

Mr. Oakley is entitled to standard fringe benefits provided to other executives of the Company, including medical and dental insurance coverage, vacation, auto allowance, holidays and sick leave.

The agreement provides for a one (1) year noncompetition and restrictive covenant after termination of employment. The agreement contains standard termination and change of control provisions.

A copy of the agreement is attached as Exhibit 99.1 to this Form 8-K, to which reference is hereby. The above is merely a summary of the terms and conditions of the employment agreement, which shall control.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 30, 2009	FLANDERS CORPORATION
	By:	/s/ Harry Smith
Harry Smith Chief Executive Officer

EXHIBIT INDEX

99.1	Form of Employment Agreement for John Oakley